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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   --------

                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             COMMAND SYSTEMS, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



            Delaware                                       06-1135009
            --------                                       ----------
(State of Incorporation or Organization)       (IRS Employer Identification No.)


             76 Batterson Park Road, Farmington, Connecticut 06032
         ------------------------------------------------------------
          (Address of Principal Executive Offices)         (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   333-43877
                                   ---------
                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                Name of Each Exchange on Which
       to be so Registered                Each Class is to be Registered
       -------------------                ------------------------------

              None                                      None


Securities to be registered pursuant to Section 12(g) of the Act:



                    Common Stock, $.01 Par Value Per Share
                    --------------------------------------
                               (Title of Class)



                           Total Number of Pages: 3
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Item 1.  Description of Registrant's Securities To Be Registered.
         -------------------------------------------------------


         The Registrant incorporates herein by reference the following portions of the Registrant's Registration Statement on Form S-1 (File No. 333-43877) filed by the Registrant on January 8, 1998 under the Securities Act of 1933, as amended, and amended on February 13, 1998 as the same may be subsequently amended by amendments to the Registration Statement, and, to the extent applicable, such portions of any prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended:

         Description of Capital Stock

         --      Common Stock
         --      Preferred Stock
         --      Delaware Law and Certain Charter and By-law Provisions


Item 2.  Exhibits.
         --------

         The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-43877) filed by the Registrant on January 8, 1998 under the Securities Act of 1933, as amended, and amended on February 13, 1998 as the same may be subsequently amended by amendments to the Registration Statement:


             (1) Amended and Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on January 8, 1998.

             (2) Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 13, 1998.

             (3) Bylaws of the Registrant, filed as Exhibit 3.3 to the Registration Statement on Form S-1 filed on January 8, 1998.

             (4) Specimen Certificate with respect to the Common Stock, $.01 par value per share, filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 13, 1998.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        COMMAND SYSTEMS, INC.



                                        By:/s/ Edward G. Caputo
                                           -------------------------------------
                                           Edward G. Caputo,
                                           President and Chief Executive Officer


Dated:  February 13, 1998

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